UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DENDREON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DENDREON CORPORATION

3005 First Avenue

Seattle, Washington 98121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 8, 2005

The Annual Meeting of Stockholders (the “Annual Meeting”) of Dendreon Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, June 8, 2005, at 9:00 a.m., local time, at 3005 First Avenue, Seattle, Washington 98121, for the following purposes:

(1) To elect three directors to hold office until the 2008 Annual Meeting of Stockholders and one director to hold office until the 2006 Annual Meeting of Stockholders;

(2) To approve an increase in the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 80,000,000 shares to 150,000,000 shares; and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 11, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

Senior Vice President, General Counsel and Secretary

April 15, 2005

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU PLAN TO ATTEND, PLEASE CONTACT INVESTOR RELATIONS AT (877) 256-4545 OR IR@DENDREON.COM.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU ALSO MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DENDREON CORPORATION

3005 First Avenue

Seattle, Washington 98121

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

June 8, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Dendreon Corporation, a Delaware corporation (“Dendreon” or the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 8, 2005, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3005 First Avenue, Seattle, Washington 98121. This proxy statement and the accompanying proxy card were first mailed to stockholders on or about April 20, 2005.

Solicitation

The Company will bear the entire cost of the solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. The Company will furnish copies of the solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation of proxies by mail, proxies may be solicited by telephone, facsimile or personal solicitation by directors, officers or other employees of the Company. No additional compensation will be paid to the Company’s directors, officers or other employees for such services.

Voting Rights and Outstanding Shares

Only stockholders who owned their shares at the close of business on April 11, 2004 (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 59,232,195 shares of Common Stock outstanding. Each stockholder will be entitled to one vote for each share owned. Stockholders have no right to cumulative voting as to any matter, including the election of directors. A list of stockholders of record will be open to the examination of any stockholder for any purpose germane to the meeting at Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121 for a period of ten days prior to the Annual Meeting.

The holders of a majority of the Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions with respect to a proposal and “broker non-votes” will also be counted to determine whether a quorum is present at the Annual Meeting. “Broker non-votes” occur when certain nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so, and have not received voting instructions with respect to the proposal from the beneficial owners.

At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of

Common Stock entitled to vote must be present in person or by proxy to constitute a quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked “abstain” and “broker non-votes” will be considered “present” for purposes of determining whether a quorum is present at the Annual Meeting.

Proposal 1. The nominees for election as directors who receive the greatest number of votes will be elected as directors. Abstentions and “broker non-votes” are not counted for purposes of the election of directors.

Proposal 2. The proposal relating to an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 80,000,000 shares to 150,000,000 shares requires the approval of the holders of a majority of the outstanding shares of the Common Stock. As a result, abstentions and broker non-votes will have the same effect as votes against the proposal.

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for director named in this proxy statement, (ii) for the increase in the number of authorized shares of Common Stock and (iii) in accordance with the recommendation of the Board of Directors for any other matters which properly come before the Annual Meeting.

Voting Via the Internet or by Telephone

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. The telephone and Internet voting procedures are described on the proxy card. They are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholders.

General Information for All Shares Voted via the Internet or by Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Pacific Daylight Time, on June 7, 2005. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Stockholders may revoke their proxies at any time before they are voted at the Annual Meeting. They may also be revoked by voting by Internet or by telephone, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of the Company at the Company’s principal executive office, 3005 First Avenue, Seattle, Washington 98121. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the meeting.

Stockholder Proposals for the 2006 Annual Meeting

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy materials for the Company’s 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (“Exchange Act”) is the close of business on December 21, 2005. Stockholders wishing to submit proposals that are not to be included in such proxy statement and proxy card must do so not later than the close of business on March 10, 2006, nor earlier than the close of business on February 8, 2006. Stockholders also are advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of nine members. There are four directors in the class whose term of office expires in 2005. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders and has been nominated for re-election upon recommendation of the Board of Directors. If elected at the Annual Meeting, Mr. Brewer, Dr. Gold and Ms. Kunath would serve until the 2008 Annual Meeting and until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. If elected at the Annual Meeting, Dr. Ingle would serve until the 2006 Annual Meeting and until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by authorized proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The Board of Directors has determined that seven of its nine current directors are independent under SEC rules and the listing standards of the National Association of Securities Dealers, Inc. (“NASD”). Those directors are Ms. Bayh, Mr. Brewer, Mr. Canet, Mr. Dziurzynski, Dr. Ingle, Ms. Kunath and Mr. Watson.

Set forth below is biographical information for each person nominated for election at the Annual Meeting for a term expiring at the 2008 Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2008 Annual Meeting

Richard B. Brewer, age 53, has served as the Company’s Chairman of the Board of Directors since June 2004 and has served as one of the Company’s directors since February 2004. He is the founding partner of Crest Asset Management, a management advisory and investment firm, a position he has held since January 2003. From September 1998 until February 2004, Mr. Brewer served as chief executive officer and president of Scios Inc., a biopharmaceutical company. From 1996 until 1998, Mr. Brewer served as the Chief Operating Officer at Heartport, a cardiovascular device company. From 1984 until 1995, Mr. Brewer was employed by Genentech, Inc., a biotechnology company, and served as its senior vice president of sales and marketing, and senior vice president of Genentech Europe and Canada. Mr. Brewer is an advisory board member for the Center for Accelerating Medical Solutions, a non-profit organization dedicated to expediting the discovery and development of life-saving drugs. Mr. Brewer is a director of Corgentech Inc., a publicly traded biopharmaceutical company, Corus Pharma, Inc., a biopharmaceutical company, and Agensys, Inc., a privately-held biotechnology company. He is an advisory board member at the Kellogg Graduate School of Management Center for Biotechnology at Northwestern University. Mr. Brewer holds a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

Mitchell H. Gold, M.D., age 38, has served as the Company’s Chief Executive Officer since January 1, 2003, and as a director since May 2002. Dr. Gold also served as the Company’s Vice President of Business Development from June 2001 to May 2002, and as the Company’s Chief Business Officer from May 2002 through December 2002. From April 2000 to May 2001, Dr. Gold served as Vice President of Business Development and Vice President of Sales and Marketing for Data Critical Corporation, a company engaged in wireless transmission of critical healthcare data, now a division of GE Medical. From 1995 to April 2000, Dr. Gold was the President and Chief Executive Officer, and a co-founder of Elixis Corporation, a medical information systems company. From 1993 to 1998, Dr. Gold was a resident physician in the Department of Urology at the University of Washington. Dr. Gold received his B.S. from the University of Wisconsin-Madison in 1989 and his M.D. from Rush Medical College in 1993.

Ruth B. Kunath, age 52, has served as one of the Company’s directors since December 1999. Ms. Kunath was biotechnology portfolio manager for Vulcan Inc., a venture capital firm, from 1991 until November 2003. Prior to her employment at Vulcan Inc., Ms. Kunath spent nine years at Seattle Capital Management, a financial management company, and eight years as the Senior Portfolio Manager for the healthcare sector of Bank of America Capital Management, a financial management company. Ms. Kunath received a B.A. from DePauw University and is a Chartered Financial Analyst.

Nominee for Election for a One-Year Term Expiring at the 2006 Annual Meeting

M. Blake Ingle, Ph.D. age 62, has been a director of the Company since its acquisition of Corvas International, Inc. in July 2003. Prior to that, Dr. Ingle had served as Chairman of Corvas since June 1999 and as a director of Corvas since January 1994. Since 1998, Dr. Ingle has been a general partner of Inglewood Ventures, a venture capital firm. From March 1993 to February 1996 when it was acquired by Schering-Plough, he was the President and Chief Executive Officer of Canji, Inc., a biopharmaceutical company. From 1980 to 1993, he was employed in a variety of capacities with the IMCERA Group, Inc., a healthcare company consisting of Mallinckrodt Medical, Mallinckrodt Specialty Chemicals and Pitman Moore, most recently serving as President and Chief Executive Officer. Dr. Ingle currently serves on the Boards of Directors of Vical, Inc., Inex Pharmaceuticals Corporation and Targeted Molecules, Inc., each of which are biopharmaceutical companies, Cengent, Inc., a biomedical research support company, and Alerion Biomedical, Inc., a biotechnology company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing In Office Until the 2006 Annual Meeting

Susan B. Bayh, age 44, has been a director of the Company since its acquisition of Corvas International, Inc. in July 2003. Prior to that, she had served as a director of Corvas since June 2000. Since 1994, she has been a Distinguished Visiting Professor at the College of Business Administration at Butler University in Indianapolis, Indiana. From 1994 to 2000, she was a Commissioner for the International Joint Commission of the Water Treaty Act between the United States and Canada. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company, a pharmaceutical company. She currently serves on the Boards of Directors of Wellpoint, Inc., a health benefits company, Dyax Corp., a biotechnology company, Curis, Inc., a therapeutic drug development company, Emmis Communications, a diversified media company, and Novavax, Inc., a biopharmaceutical company.

David L. Urdal, Ph.D. age 55, has served as the Company’s Senior Vice President and Chief Scientific Officer since June 2004. Previously, he served as Vice Chairman of the Company’s Board of Directors and Chief Scientific Officer since joining the Company in July 1995. He served as the Company’s President from January 2001 to December 2003, and he served as the Company’s Executive Vice President from January 1999 through December 2000. From 1982 until July 1995, Dr. Urdal held various positions with Immunex Corporation, a biotechnology company, including President of Immunex Manufacturing Corporation, Vice President and

Director of Development, and head of the departments of biochemistry and membrane biochemistry. Dr. Urdal received a B.S. and M.S. in Public Health and a Ph.D. in Biochemical Oncology from the University of Washington.

Directors Continuing In Office Until the 2007 Annual Meeting

Gerardo Canet, age 59, has served as one of the Company’s directors since December 1996. Mr. Canet has been Chief Executive Officer, and a member of the Board of Directors of IntegraMed America, Inc., a reproductive fertility center management company, since 1994. From 1989 to 1994, Mr. Canet held various executive management positions with Curative Health Services, Inc., a health services company, most recently as Executive Vice President and President of its Wound Care Business Unit. Mr. Canet received a B.A. in Economics from Tufts University and an M.B.A. from Suffolk University.

Bogdan Dziurzynski, age 55, has served as one of the Company’s directors since May 2001. Mr. Dziurzynski is currently a consultant in strategic regulatory management to the biotechnology industry. In 2005, he was appointed to the Board of Directors of the Playwrights Premier Theatre, a non-profit company operating in Williamsburg, Virginia. From 1994 to 2001, Mr. Dziurzynski was the Senior Vice President of Regulatory Affairs and Quality Assurance for MedImmune, Inc., a biotechnology company. From 1988 to 1994, Mr. Dziurzynski was Vice President of Regulatory Affairs and Quality Assurance for Immunex Corporation, a biotechnology company. Mr. Dziurzynski has a B.A. in Psychology from Rutgers University and an M.B.A. from Seattle University.

Douglas G. Watson, age 60, has served as one of the Company’s directors since February 2000. Mr. Watson is Chief Executive Officer of Pittencrieff Glen Associates, a consulting firm which he founded in July 1999. From July 2000 to September 2001, Mr. Watson also served as acting President and Chief Executive Officer of ValiGen, N.V., a European-American life sciences company. From January 1997 to May 1999, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation, a pharmaceutical company. From April 1996 to December 1996, Mr. Watson served as President and Chief Executive Officer of Ciba-Geigy Corporation, which merged into Novartis Corporation, a pharmaceutical company, in December 1996. Mr. Watson’s career spanned 33 years with Novartis, having joined Geigy (UK) Ltd. in 1966. Mr. Watson also currently serves as chairman of OraSure Technologies, Inc., a medical diagnostics company, and Innovative Drug Delivery Systems Inc., a pharmaceutical company, and as a director of Engelhard Corporation, an industrial manufacturing company, Genta Incorporated, a biopharmaceutical company, InforMedix Inc., a medical management company, and BioElectronics Corporation, a medical device company, as well as a number of privately held biotechnology companies. Mr. Watson received an M.A. in Pure Mathematics from Churchill College, Cambridge University and holds an ACMA qualification as an Associate of the Chartered Institute of Management Accountants.

Board of Directors Committees and Meetings

During the fiscal year ended December 31, 2004, the Board of Directors held thirteen meetings. The Board of Directors has three standing committees; an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

During the fiscal year ended December 31, 2004, each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

The Company encourages but does not require the directors to attend the Annual Meeting of Stockholders. The Company schedules a regular meeting of the Board of Directors after the Annual Meeting. All of the Company’s directors attended the 2004 Annual Meeting of Stockholders.

Audit Committee

The Company has a separately designated standing Audit Committee that was established in accordance with Section 10A(m) of the Exchange Act. The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. The Board of Directors adopted a revised Audit Committee charter that complies with Rule 4350(d)(1) of the NASD listing standards, which charter is attached hereto as Appendix A. The Audit Committee has the responsibility and authority set forth in Rule 4350(d)(3) of the NASD listing standards under the revised charter. Among other things, the Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee approves all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

The Audit Committee is currently composed of Messrs. Watson (Chair) and Brewer, Dr. Ingle and Ms. Kunath, each of whom is independent under SEC rules and the NASD listing standards. The Audit Committee met ten times during fiscal year 2004. The Board of Directors has determined that Mr. Watson is an “audit committee financial expert,” as that term is defined Item 401(h)(2) of Regulation S-K.

Compensation Committee

The Compensation Committee develops compensation policies, makes recommendations concerning salaries and incentive compensation, awards stock options to officers and employees under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate.

The Compensation Committee is currently composed of Messrs. Canet (Chair) and Dziurzynski and Mses. Bayh and Kunath, each of whom is independent under the NASD listing standards. The Compensation Committee met five times during fiscal year 2004.

Corporate Governance Committee

The Corporate Governance Committee considers and makes recommendations regarding corporate governance requirements and principles, periodically reviews the performance and operations of the standing committees of the Board of Directors, oversees information flow to the Board of Directors and its committees, evaluates and recommends individuals for membership on the Company’s Board of Directors and committees thereof and recommends to the Board of Directors specific individuals to be appointed as Chairman of the Board of Directors. The Corporate Governance Committee adopted a charter which is available on the Company’s investor relations website at http://investor.dendreon.com.

Potential nominees for director are referred to the Corporate Governance Committee for consideration and evaluation. If the Committee identifies a need to replace a current member of the Board of Directors, to fill a vacancy in or to expand the size of the Board of Directors, the Corporate Governance Committee (a) considers those individuals recommended as candidates for Board of Directors membership, including those recommended by stockholders, (b) holds meetings from time to time to evaluate biographical information and background material relating to the candidates and (c) interviews selected candidates. Interviews of selected candidates may be in person or by telephone.

According to its adopted policy, the Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors and executive search firms. The Corporate Governance Committee will consider director candidates recommended by stockholders and will evaluate those candidates in the same manner as candidates recommended by other sources if stockholders submitting recommendations follow the procedures established by the Corporate Governance Committee.

In making recommendations for director nominees for the annual meeting of stockholders, the Corporate Governance Committee will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, as well as the name and contact information of the stockholder or stockholders making the recommendation, and such other information as may be required under the Company’s Amended and Restated Bylaws. Recommendations must be mailed to Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, Attn: Secretary, faxed to the Secretary of the Company at (206) 219-7211, or e-mailed to rhamm@dendreon.com.

No stockholder recommendations for director nominees were received for consideration at the Annual Meeting.

The Board of Directors does not currently prescribe any minimum qualifications for director candidates. The Corporate Governance Committee will consider the Company’s current needs and the qualities needed for Board of Directors service, including experience and achievement in business, finance, biotechnology, health sciences or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC rules and the listing standards of the NASD; service on other boards of directors; sufficient time to devote to Board of Directors matters; and the ability to work effectively and collegially with other Board of Directors members.

The Corporate Governance Committee is currently composed of Ms. Bayh (Chair), Dr. Ingle and Messrs. Dziurzynski and Watson, each of whom is independent under the NASD listing standards. The Corporate Governance Committee met twice during fiscal year 2004.

Stockholder Communications with the Board of Directors

The Company has established a procedure for stockholders to communicate with the Board of Directors. Communications should be in writing, addressed to: Secretary, Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, and marked to the attention of the Board of Directors or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chair of the committee involved, or in the case of communications addressed to the Board of Directors as a whole, to the Corporate Governance Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Dendreon’s financial reporting; the independence, qualifications, and performance of Dendreon’s independent auditors; and Dendreon’s compliance with legal and regulatory requirements. The Audit Committee consists of the four members listed below, and each is an independent director as defined in Rule 4200(a)(15) of the NASD listing standards and, in accordance with SEC and NASD requirements, meets additional independence standards applicable to audit committee members. One of the members of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of that term as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee has a written charter describing its functions which was amended and approved by the Board of Directors in March 2005 and is set forth in Appendix A to this Proxy Statement.

Management is responsible for the Company’s internal controls and the financial reporting process. The Audit Committee is directly responsible for the compensation, appointment and oversight of Dendreon’s independent registered public accounting firm. The auditors report directly to the Audit Committee. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also meets privately in separate executive sessions periodically with management and the independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other professional standards.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

From the members of the Audit Committee of the Board of Directors.

Douglas B. Watson (Chair)

Richard B. Brewer

M. Blake Ingle, Ph.D.

Ruth B. Kunath

INFORMATION REGARDING THE COMPANY’S INDEPENDENT ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005. Ernst & Young LLP has audited the Company’s financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees.    During the fiscal years ended December 31, 2003 and 2004, the aggregate fees billed by Ernst & Young LLP for the audit of the Company’s financial statements for such fiscal years, the reviews of the Company’s interim financial statements and, in 2004, Sarbanes-Oxley Section 404 attestation services and assistance with registration statements, were $135,000 and $803,000, respectively.

Audit-Related Fees.    During the fiscal years ended December 31, 2003 and 2004, Ernst & Young did not bill the Company for assurance and related services related to the performance of the audit or review beyond the fees disclosed under “Audit Fees” above.

Tax Fees.    During the fiscal years ended December 31, 2003 and 2004, the aggregate fees billed by Ernst & Young for preparing state and federal income tax returns were $17,000 and $17,000, respectively. During 2004, Ernst & Young LLP fees for other tax services were $89,000, primarily for a Section 382 study to determine the application of Section 382 of the Internal Revenue Code to the Company.

All Other Fees.    During the fiscal years ended December 31, 2003 and 2004, all other fees billed by Ernst & Young LLP were $272,000 and $2,500, respectively. In 2003, these fees were principally related to the Company’s merger with Corvas and its registration statement on Form S-3. In 2004, these fees were principally related to subscriptions for an online financial reporting and accounting research tool.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

Audit Committee Pre-Approval Policy.    All services to be performed by Ernst & Young LLP for the Company must be pre-approved by the Audit Committee. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services involving fees of up to $15,000, in which case the Chairman communicates such pre-approval to the full Audit Committee at its next meeting. All other services must be approved in advance by the full Audit Committee. During 2003 and 2004, all services billed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 2

INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of Common Stock from 80,000,000 shares to 150,000,000 shares. Currently, 10,000,000 shares of preferred stock are also authorized under Company’s Amended and Restated Certificate of Incorporation. If this proposal is approved at the Annual Meeting, the Company will have a total of 160,000,000 shares of authorized capital stock.

The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the additional Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company’s Common Stock outstanding, such as dilution of the voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 59,232,195 shares of Common Stock outstanding on April 11, 2005, the Board of Directors has reserved 8,661,438 shares for issuance upon exercise of options and rights granted under the Company’s stock option and stock purchase plans, and up to approximately 28,384 shares of Common Stock which may be issued upon exercise of outstanding warrants.

The Board of Directors desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, subject to applicable laws and NASD listing requirements that may require stockholder approval for certain issuances of additional shares. These purposes may include: raising capital; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; providing equity incentives to directors, officers, employees or consultants; and other purposes.

Other than the shares of Common Stock reserved for issuance under our existing equity incentive and employee stock purchase plans, the Company currently does not have any plans or arrangements to issue additional shares of Common Stock, although, as part of the Company’s business strategy, it considers merger and acquisition opportunities, collaborations and financing alternatives that could include the issuance of Common Stock.

The additional shares of Common Stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If the Proposal is approved and the amendment becomes effective, Section IV.A. of the Company’s Amended and Restated Certificate of Incorporation, which sets forth the Company’s presently authorized capital stock, will be amended to read in its entirety as follows:

A. This Corporation is authorized to issue two classes of stock to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred sixty million (160,000,000) shares. One hundred fifty million (150,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve this amendment to the Company’s Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 21, 2005, based on 59,213,797 shares outstanding as of that date, by (1) each person or group who is known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities, (2) each director of the Company, (3) each executive officer named in the Summary Compensation Table under “Executive Compensation”, and (4) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership
Name and Address (1)	Shares Beneficially Owned	Options Exercisable Within 60 Days	Total Beneficial Ownership	Percentage Beneficially Owned
Mazama Capital Management, Inc. (2) One S.W. Columbia, Suite 1500 Portland, Oregon 97258	7,241,209	—	7,241,209	12.2%
FMR Corp. (3) 82 Devonshire Street Boston, Massachusetts 02109	3,154,672	—	3,154,672	5.3%
Mitchell H. Gold, M.D.	50,511	296,043	346,554	*
David L. Urdal, Ph.D. (4)	464,042	235,625	699,667	1.2%
Grant E. Pickering	47,900	141,279	189,179	*
Martin A. Simonetti (5)	155,822	121,939	277,761	*
Richard F. Hamm, Jr.	4,000	—	4,000	*
Christopher S. Henney, Ph.D. (6)	443,910	245,000	688,910	1.2%
Robert M. Hershberg, M.D., Ph.D.	4,474	42,084	46,558	*
Susan B. Bayh	—	32,550	32,550	*
Richard B. Brewer	4,400	15,000	19,400	*
Gerardo Canet	22,556	37,500	60,056	*
Bogdan Dziurzynski	4,000	42,500	46,500	*
M. Blake Ingle, Ph.D.	4,950	38,400	43,350	*
Ruth B. Kunath	2,000	63,900	65,900	*
Douglas G. Watson	5,000	56,400	61,400	*
All executive officers and directors as a group (13 persons)	769,655	1,123,220	1,892,875	3.1%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121. The information set forth in this table is based upon information supplied to the Company by the Company’s officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Pursuant to a Schedule 13F-HR filed with the Securities and Exchange Commission on February 14, 2005, Mazama Capital Management, Inc. reported that, as of December 31, 2004, it had sole investment discretion over 7,241,209 shares, with respect to which it holds sole voting power for 3,955,425 shares and no voting power for 3,285,784 shares.

(3)	Information based on Amendment No. 2 to FMR Corp.’s Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005, which reported that, as of January 31, 2005 , FMR Corp. beneficially owned 3,154,672 shares through Fidelity Management & Research Company (“Fidelity Management”) as the result of acting as investment advisor to various investment companies. FMR Co., Inc., the sole owner of Fidelity Management, Edward C. Johnson 3d, chairman of FMR Corp. and Abigail P. Johnson may be deemed to share voting and investment control over these shares.

(4)	Includes 436,492 shares held jointly with his wife, Shirley G. Urdal, and 27,500 shares held by the Urdals’ son.

(5)	Includes 150,989 shares held jointly with his wife, Mary Ann Simonetti, and 4,833 shares held for the benefit of the Simonettis’ son.

(6)	Dr. Henney retired from the Company on June 16, 2004. For beneficial ownership information after that date, the Company has relied Dr. Henney’s filings with the SEC and the Company’s records.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company’s directors and executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all forms that each has filed pursuant to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during 2004, SEC filings and certain written representations that no other reports were required, during the fiscal year ended December 31, 2004, the Company’s officers, directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

Compensation of Directors

Cash Compensation.    Each non-employee director of the Company receives $25,000 per annum for his or her service on the Board of Directors, payable quarterly at the end of each quarter. In addition, the Chairman of the Board receives an additional $75,000 per annum. The chairs of the Audit and Compensation Committees receive an additional $8,000 per annum for such service, and the chair of the Corporate Governance Committee receives an additional $4,000 per annum. These amounts are paid quarterly at the end of each quarter. In the fiscal year ended December 31, 2004, the total compensation earned by non-employee directors was $250,332. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board of Directors meetings in accordance with Company policy.

Non-Employee Director Stock Option Grants.    The Company’s Amended 2000 Equity Incentive Plan (the “2000 Equity Plan”) provides for automatic stock option grants to non-employee directors. Each person who is elected or appointed for the first time to be a non-employee director receives an initial grant, on the date of his or her election or appointment to the Board of Directors, to purchase 22,500 shares of the Company’s Common Stock, 7,500 shares of which vest on the date of grant and 7,500 shares of which vest on each of the first and second anniversaries of the date of grant. In June 2004, Mr. Brewer was granted an additional option to purchase 10,000 shares under the 2000 Equity Plan in connection with his election as Chairman of the Board. In addition, beginning on the third anniversary of each director’s election to the Board of Directors, such director automatically receives an annual grant to purchase 10,000 shares of the Company’s Common Stock, which vests in full upon the date of grant. All options granted to non-employee directors are granted at the fair market value of the Company’s Common Stock on the date of grant.

The non-employee director stock options have a maximum term of ten years for the initial and each annual grant. These options generally must be exercised prior to the earliest of (a) 18 months following the death of the non-employee director, (b) 12 months from the termination of service on the Board of Directors by the non-

employee director due to a disability, (c) three months from the termination of the service of the non-employee director for any other reason or (d) the expiration of the original term of the stock option.

Executive Compensation

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2002, 2003 and 2004, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, the Company’s four most highly compensated executive officers serving at the end of 2004, and Christopher S. Henney, Ph.D., who would have been one of the four most highly compensated executive officers but for the fact that he was no longer an executive officer as of December 31, 2004. We refer to these individuals as the Company’s “Named Executive Officers.”

Summary Compensation Table

	Annual Compensation				Long-Term Compensation		All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(3)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)
Mitchell H. Gold, M.D. President and Chief Executive Officer	2004 2003 2002	425,000 375,000 227,000	216,250 218,300 150,000	9,479 78,006 —	— 165,900 —	150,000 350,000 116,000	3,607 3,021 3,072	(4) (4) (4)

David L. Urdal, Ph.D. Senior Vice President and Chief Scientific Officer	2004 2003 2002	375,000 375,000 330,000	150,000 110,041 100,000	— 15,287 —	— 30,123 —	50,000 130,000 110,000	5,684 4,341 4,456	(4) (4) (4)

Martin A. Simonetti Senior Vice President of Finance, Chief Financial Officer and Treasurer	2004 2003 2002	275,000 240,000 230,000	110,000 108,227 41,400	— 23,333 —	— 48,201 —	65,000 80,000 35,000	4,436 3,597 3,675	(4) (4) (4)

Robert M. Hershberg, M.D., Ph.D. (5) Senior Vice President and Chief Medical Officer	2004 2003	286,779 60,000	157,100 60,000	2,215 —	— —	75,000 75,000	2,000 —	(4)

Grant E. Pickering (6) Senior Vice President of Operations	2004 2003	252,000 216,375	100,800 78,336	2,215 537	— —	40,000 80,000	3,558 3,021	(4) (4)

Richard F. Hamm, Jr. (7) Senior Vice President, General Counsel and Secretary	2004	41,461	28,000	—	—	115,000	—

Christopher S. Henney, Ph.D. (8) Former Executive Chairman of the Board	2004 2003 2002	438,076 375,000 425,000	— 15,062 150,000	22,500 22,680 32,957	— 45,187 —	120,000 50,000 50,000	4,471 4,777 5,088	(4) (4) (4)

(1)	Bonuses were paid in the year following the year in which they were earned.

(2)	For 2002 and 2003, the amounts shown in this column represent tax payments the Company made on behalf of each officer. For 2004, the amounts shown in this column are for executive memberships, with the exception of a $22,500 payment to Dr. Henney for secretarial assistance pursuant to his retirement agreement.

(3)	Pursuant to the 2000 Equity Plan, in 2003, Dr. Gold received a grant of 35,000 shares of restricted stock, Mr. Simonetti received a grant of 10,169 shares of restricted stock, Dr. Henney received a grant of 9,533 shares of restricted stock and Dr. Urdal received a grant of 6,355 shares of restricted stock. Pursuant to the 2000 Equity Plan, the restricted stock grants were valued at the amounts shown above, based on $6.32 per share, the closing price of the Common Stock on September 2, 2003, the day prior to the date of grant. The restricted stock grants vest 25% on the date of the grant and 10% at the end of each three-month period thereafter until fully vested. The 25% portion of each restricted stock grant that vests on the date of grant is reported as a bonus for each named executive officer. At December 31, 2004, Dr. Gold, Dr. Urdal and Mr. Simonetti owned 26,250, 5,397 and 7,622 vested shares of restricted stock with a fair market value of $282,975, $58,184 and $82,165, respectively, and 8,750, 958 and 2,547 unvested shares of restricted stock with a fair market value of $94,325, $10,323 and $27,457, respectively. At December 31, 2004, Dr. Henney owned 9,533 vested shares of restricted stock with a fair market value of $102,766.

(4)	The amounts shown consist of a 401(k) matching contribution of $2,000 and executive disability insurance payments.

(5)	Dr. Hershberg was appointed Senior Vice President and Chief Medical Officer in January 2004, and served as Vice President of Strategic Product Development beginning in October 2003.

(6)	Mr. Pickering was appointed Senior Vice President of Operations in July 2003.

(7)	Mr. Hamm was appointed Senior Vice President, General Counsel and Secretary in December 2004. Accordingly, the amounts reflected for Mr. Hamm represent approximately one month of compensation during fiscal year 2004. For a detailed discussion of Mr. Hamm’s annual compensation, see “Executive Contracts, Termination of Employment and Change-in-Control Arrangements” on page 17.

(8)	Dr. Henney retired from the Company on June 16, 2004. In connection with his retirement, the Company entered into a retirement agreement with Dr. Henney on May 28, 2004, providing for certain retirement compensation and other benefits in recognition of his services and contributions to the Company. The agreement provided for a twelve-month severance payment of $300,000 paid in a lump sum on June 16, 2004 and an allowance of $3,000 per month for secretarial assistance from May 16, 2004 through December 31, 2004. The agreement also provided Dr. Henney an option to purchase 100,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on June 15, 2004, health care coverage through July 31, 2004 and full vesting of his stock options and 2003 restricted stock award as of June 16, 2004.

Executive Compensation Plan Information

Stock Option Grants

The following options were granted to the Company’s Named Executive Officers in 2004.

Option Grants in Fiscal Year 2004

	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in 2004 (%)	Exercise Price Per Share ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1) ($)
					5%	10%
Mitchell H. Gold, M.D.	150,000	8.6	9.77	12/8/2014	921,645	2,335,630

David L. Urdal, Ph.D.	50,000	2.9	9.77	12/8/2014	307,215	778,543

Martin A. Simonetti	65,000	3.7	9.77	12/8/2014	399,380	1,012,106

Robert M. Hershberg, M.D., Ph.D.	75,000	4.3	9.77	12/8/2014	460,823	1,167,815

Grant E. Pickering	40,000	2.3	9.77	12/8/2014	245,772	622,835

Richard F. Hamm, Jr.	100,000 15,000	5.7 0.8	12.12 9.77	11/8/2014 12/8/2014	762,220 92,165	1,931,616 233,563

Christopher S. Henney, Ph.D.	20,000 100,000	1.1 5.8	8.25 10.69	1/5/2014 6/16/2014	103,768 672,288	262,968 1,703,711

(1)	There is no assurance that the actual stock price appreciation over the option term will be at the assumed 5% or 10% annual rate of compound stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

The Company granted options to purchase 1,750,950 shares of the Company’s Common Stock to employees during fiscal year 2004 under the Company’s 2000 Equity Plan and 2002 Broad-Based Equity Incentive Plan (the “2002 Equity Plan”). As of December 31, 2004, options to purchase 3,988,940 shares were outstanding and 1,005,729 shares remained available for grant under the 2000 Equity Plan. As of December 31, 2004, options to purchase 1,089,500 shares were outstanding and 400,323 shares remained available for grant under the 2002 Equity Plan.

On August 2, 2004, the Company entered into a Change of Control Executive Severance Plan with certain of its executive officers. Under that plan, a change in control in the Company’s ownership will cause all outstanding and unexpired stock options under the 2000 Equity Plan and 2002 Equity Plan to automatically vest in full upon the termination of the executive officers.

Stock Option Exercises and Holdings

The following table sets forth the number of shares of the Company’s Common Stock acquired upon the exercise of stock options by the Named Executive Officers during fiscal year 2004, and the number and value of the shares of the Company’s Common Stock underlying unexercised options held by the Named Executive Officers as of December 31, 2004. The value realized is based on the fair market value of the underlying securities as of the date of exercise, minus the per share exercise price, multiplied by the number of shares underlying the option. The value of the unexercised in-the-money options is based on $10.78 (the closing sale price of the Company’s Common Stock on December 31, 2004) less the exercise price, multiplied by the number of shares underlying the option. All options were granted under the Company’s 2000 Equity Plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Shares Underlying Unexercised Options at December 31, 2004 (#)		Value of the Unexercised In-the-Money Options at December 31, 2004 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell H. Gold, M.D.	—	—	240,730	440,270	1,117,634	1,392,596
David L. Urdal, Ph.D.	44,486	361,974	210,626	154,324	733,270	559,130
Martin A. Simonetti	—	—	130,126	126,458	526,083	321,462
Robert M. Hershberg, M.D., Ph.D.	—	—	30,626	154,374	67,946	255,454
Grant E. Pickering	2,690	32,737	121,716	138,896	623,622	575,461
Richard F. Hamm, Jr.	—	—	—	115,000	—	15,150
Christopher S. Henney, Ph.D.	195,998	1,306,613	245,000	—	59,600	—

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On October 8, 2004, we entered into Executive Employment Agreements with Mitchell H. Gold, M.D., President and Chief Executive Officer; Martin A. Simonetti, Senior Vice President of Finance, Chief Financial Officer and Treasurer; Robert M. Hershberg, M.D., Ph.D., Senior Vice President and Chief Medical Officer and Grant E. Pickering, Senior Vice President of Operations. On December 8, 2004, we entered into an Executive Employment Agreement with Richard F. Hamm, Jr., Senior Vice President, General Counsel and Secretary. The Executive Employment Agreements provide for annual base salaries as follows: Dr. Gold, $425,000; Mr. Simonetti, $275,000; Dr. Hershberg, $267,750; Mr. Pickering, $252,000; and Mr. Hamm, $280,000. If targets agreed in advance by the Board of Directors are met, the executive is eligible for a bonus as determined by the Board of up to 45% of base salary for Dr. Gold and up to 40% of base salary for the other executive officers.

The agreements have no specified term, and the employment relationship may be terminated by the executive officers or by us at any time. If we terminate the executive officer’s employment without cause, or if the executive officer resigns for good reason, as such terms are defined in the agreements, the executive will be entitled to a lump sum severance payment that, in the case of Dr. Gold, equals his base salary plus his maximum annual bonus for the year in which termination occurs, and in the case of any of the other executive officers, equals 75% of his base salary plus 75% of his maximum annual bonus for such year. In that event, the executive officer would also be entitled to full accelerated vesting of any unvested stock options and any unvested stock held by him pursuant to restricted stock grants. Each agreement requires the executive not to compete with us after termination of employment for a period of one year for Dr. Gold and nine months for the other executives, and provides a one-year post-termination non-solicitation obligation for all the executives.

In October 1998, the Company entered into an employment letter agreement with Dr. Urdal. The agreement provides that Dr. Urdal will receive an annual base salary of $240,000. The base salary under the agreement was increased by the Compensation Committee, and for 2004 was set at $375,000. The agreement further provides that the vesting of all stock options held by Dr. Urdal will accelerate by one year if Dr. Urdal is terminated for any reason other than cause.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee is currently composed of Messrs. Canet (Chair) and Dziurzynski and Mses. Bayh and Kunath. The Committee is responsible for establishing the Company’s compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

The goals of the Company’s compensation program are to align employee compensation with the Company’s business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other employees, reward them for the Company’s progress and motivate them to enhance long-term stockholder value. The key elements of this philosophy are as follows:

•	The Company pays competitively with leading biotechnology companies with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with those companies and sets its parameters based on this comparison.

•	The Company maintains short and long-term incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

Base Salary.    The Compensation Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Base salaries for executive officers for 2004 were increased between 0% and 8.3% as compared to fiscal year 2003. The increases were due to the executive officers’ and the Company’s fiscal year 2004 performance, including, among other things, the sale of $150 million of the Company’s Common Stock in January 2004, the achievement of regulatory goals and the progress of the Company’s clinical and preclinical programs and commercialization efforts.

Near-Term Incentives.    In December 2004, the Compensation Committee met and approved cash bonuses for performance for the 2004 fiscal year for all executive officers. The actual cash bonus awarded depends on the achievement of specified goals of the Company and individual performance objectives for each executive officer. Cash bonuses awarded to executive officers for performance in 2004 ranged from 40% to 58% of the executive officers’ respective base salaries. The Compensation Committee and the full Board of Directors review and approve the annual performance objectives for the Company. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal of building stockholder value. Amounts reflected as bonuses in the Summary Compensation Table above were paid based on the criteria set forth above.

Long-Term Incentives.    The Company’s long-term incentive program for its officers consists of stock option grants pursuant to the Company’s 2000 Equity Plan and 2002 Equity Plan, and the opportunity to purchase Common Stock through the 2000 Employee Stock Purchase Plan. Stock options granted to Dendreon’s executive officers under the 2000 Equity Plan or 2002 Equity Plan generally vest over a four-year period to encourage employees to remain with the Company. Through option grants, executives and employees receive significant equity as an incentive to assist the Company in building long-term stockholder value. Stock option grants in 2004 were made at an exercise price of 100% of the fair market value of the Company’s Common Stock on the date of grant. Executive officers receive value from these grants only if the Company’s Common Stock appreciates over the long-term. The Compensation Committee does consider the number of options held by executive officers when awarding new grants.

Corporate Performance and Chief Executive Officer Compensation

Dr. Gold’s base salary as Chief Executive Officer in fiscal year 2004 was $425,000. His bonus for the fiscal year consisted of $216,250 in cash. Dr. Gold’s fiscal year 2004 base salary and bonus were determined by the Compensation Committee in accordance with the criteria set forth above for all executive officers. In 2004, the Company achieved a number of key objectives. These achievements included, among others, the sale of $150 million of the Common Stock in January 2004, the achievement of regulatory goals and the progress in the Company’s clinical and preclinical programs and commercialization efforts generally. In December 2004, the Compensation Committee granted Dr. Gold options to purchase 150,000 shares of Common Stock at an exercise price of $9.77 per share. This grant reflected both Dr. Gold’s performance in 2004 and his performance in prior years. These options have a ten year term and vest over four years, 25% on the first anniversary date and the balance in equal monthly installments over three years.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Code.

The Compensation Committee has determined that stock options granted under the 2000 Equity Plan and the 2002 Equity Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant shall be treated as performance-based compensation.

Conclusion

Through the compensation philosophy described above, a significant portion of the Company’s executive compensation program, including Dr. Gold’s compensation, is contingent upon Company performance, and realization of benefits is linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

From the members of the Compensation Committee of Dendreon Corporation.

Gerardo Canet (Chair)

Susan B. Bayh

Bogdan Dziurzynski

Ruth B. Kunath

Equity Compensation Plan Information

Dendreon maintains the 2002 Equity Plan, the 2000 Equity Plan, and the 2000 Employee Stock Purchase Plan (the “ESPP”), pursuant to which it may grant equity awards to eligible persons. Dendreon also has issued warrants as compensation to consultants and contractors for goods and services provided to Dendreon. The following table provides information as of December 31, 2004, regarding the 2002 Equity Plan, the 2000 Equity Plan and the ESPP and certain other compensatory arrangements pursuant to which Dendreon has issued, or agreed to issue, warrants to purchase shares of Dendreon Common Stock:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1)	3,988,940	(3)	$8.53	(3)	2,206,434	(4)
Equity compensation plans not approved by security holders (2)	1,089,500		$9.18		431,707
Total	5,078,440		$8.67		2,638,141

(1)	These plans are the 2000 Equity Plan and the ESPP.

(2)	These plans are the 2002 Equity Plan and certain compensatory arrangements pursuant to which Dendreon has issued, or agreed to issue, warrants to purchase an aggregate of 31,384 shares of Dendreon Common Stock.

(3)	Includes information relating solely to options to purchase Dendreon Common Stock under the 2000 Equity Plan.

(4)	Of these shares, 1,200,705 remained available for purchase under the ESPP as of December 31, 2004.

Compensation Committee Interlocks and Insider Participation

As noted above, decisions about executive compensation are made by the Compensation Committee. No member of the Company’s Compensation Committee has been an officer or employee of the Company at any time. No executive officer of the Company during 2004 served as a director or as a member of the compensation committee of another entity which has an executive officer who served on the Company’s Compensation Committee during 2004. No executive officer of the Company during 2004 served as a member of the compensation committee of another entity which has an executive officer who served as a director of the Company during 2004.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the total stockholder return of an investment of $100 in cash in the Company’s Common Stock on June 16, 2000 or in each of the following indices on May 31, 2000: (i) the Nasdaq Biotech Index (ii) the Nasdaq Stock Market (US) Index and (iii) the Research Data Group, Inc. SmallCap Biotechnology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 2004.

Comparison of Cumulative Total Return on Investment

	Dendreon Corporation	Nasdaq Biotech Index	Nasdaq Stock Market (US) Index	RDG SmallCap Biotechnology Index
June 16, 2000	$100.00	$100.00	$100.00	$100.00
December 31, 2000	$142.98	$95.20	$63.99	$149.71
December 31, 2001	$95.99	$79.77	$50.52	$106.60
December 31, 2002	$50.61	$43.61	$34.59	$45.40
December 31, 2003	$76.83	$63.56	$51.89	$51.63
December 31, 2004	$102.76	$67.46	$56.35	$56.81

Certain Transactions

The Company has entered into indemnity agreements with its directors, executive officers, and certain other members of senior management which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Amended and Restated Bylaws. The Company has also entered into agreements with some of its officers and directors as set forth above in the section entitled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Richard F. Hamm, Jr., Senior Vice President, General Counsel and Secretary, Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121.

April 15, 2005

APPENDIX A

DENDREON CORPORATION

CHARTER OF THE AUDIT COMMITTEE

The Charter of the Company’s Audit Committee is as follows:

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Dendreon Corporation, a Delaware corporation (the “Company”), will be to (i) study, review, evaluate and oversee the accounting, auditing and financial reporting processes and practices, including internal audit and control functions and the audits of the financial statements of the Company; (ii) serve as a focal point for communication between non-committee directors, the Company’s independent accountants and the Company’s management; and (iii) monitor transactions between the Company and its employees, officers and members of the Board, or any affiliates of the foregoing.

Composition

The Committee will be comprised of three or more members. The Board will appoint the members of the Committee, and each will serve at the discretion of the Board.

Each Committee member shall meet the independence criteria of (A) the listing requirements of the National Association of Securities Dealers, Inc. (“NASD”), as such requirements are interpreted by the Board in its business judgment and (B) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”), including Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the NASD. No Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to the proposed appointment of such member to the Committee.

Each Committee member shall be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The Board shall determine, in its business judgment and upon the recommendation of the Company’s Nominating Committee, whether at least one member has such financial sophistication and satisfies the financial expert criteria of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The designation or identification of a person as having such financial sophistication or as a financial expert shall not (A) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board in the absence of such designation or identification or (B) affect the duties, obligations or liability of any other member of the Committee or Board.

Functions and Authority

The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the Delaware General Corporation Law, and the corporate laws of any other state that may apply to the Company in the future, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

1.    Retain and terminate the Company’s independent auditors, approve all audit engagement fees, terms and services and approve any non-audit engagements with the Company’s independent auditors. The Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD.

2.    At least once a year (i) obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1 and (ii) actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditors.

3.    Set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

4.    Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including without limitation, the policies for recognition of revenues in financial statements.

5.    Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company’s financial statements, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

6.    Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders and review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

7.    Review and approve in advance any transactions with related parties, as described in Regulation S-K Item 404(a) promulgated by the SEC, regardless of the dollar amount of the transaction.

8.    Assist and interact with the independent auditors to enable them to perform their duties in the most efficient and cost effective manner.

9.    Obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

10.    Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

11.    Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between the Company and any employee, officer or member of the Board of the Company or any affiliates of the foregoing.

12.    Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD.

13.    Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies. Review the committee’s charter annually and recommend to the Board any necessary updates.

14.    Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Company will provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (b) compensation to independent counsel or any other advisors employed by the Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Each Committee member shall receive as compensation from the Company only those forms of compensation as are not prohibited by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD.

Audit Committee Report

The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report to be included in the Company’s annual proxy statement.

Meetings

The Committee will meet at least once per year or more frequently as the Committee deems appropriate. The Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

Minutes and Reports

Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

DENDREON CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 8, 2005.

The undersigned hereby constitutes and appoints Mitchell H. Gold, M.D., Richard F. Hamm, Jr. and Martin A. Simonetti, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual

Meeting of stockholders of Dendreon Corporation to be held at 3005 First Avenue, Seattle, Washington 98121 on Wednesday, June 8, 2005, at 9:00 a.m., local time, and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE, FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 80,000,000 SHARES TO 150,000,000 SHARES AND ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FOLD AND DETACH HERE

Address Change/Comments (Mark the corresponding box on the reverse side)

You can now access your Dendreon Corporation account online.

Access your Dendreon Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Dendreon Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

DENDREON CORPORATION

PLEASE MARK VOTES IN THE BOXES BELOW USING DARK INK ONLY.

YOUR VOTE IS IMPORTANT PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

For All FOR AGAINST ABSTAIN Withhold All

FOLD AND DETACH HERE

1. Election of Directors

Management recommends a vote “FOR” the nominees for directors below.

Nominees: 01 Richard B. Brewer (for a three-year term)

02 Mitchell H. Gold, M.D. (for a three-year term)

03 Ruth B. Kunath (for a three-year term)

04 M. Blake Ingle (for a one-year term)

2. Approval of an increase in the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 80,000,000 shares to 150,000,000 shares. Management recommends a vote “FOR” the proposal below.

3. In their discretion, the proxies named herein are also authorized to take any action upon any other business that may properly come before the Annual Meeting, or any reconvened meeting following adjournments or postponements of the Annual Meeting

All stockholders are cordially invited to attend the Annual Meeting in person. If you indicated that you will attend by marking the box above, please also contact investor relations at (877)256-4545 or ir@Dendreon.com.

To attend the Annual Meeting, mark this box:

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Internet

http://www.proxyvoting.com/dndn

Use the internet to vote your proxy.

Have your proxy card in hand when you access the web site.

Telephone

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

OR OR

Please Mark Here for Address

Change or Comments

SEE REVERSE SIDE

Dated: , 2005

Signature Signature if held jointly

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)